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                                                                     Exhibit 1.4

(English Translation)

                 REGULATIONS OF THE BOARD OF STATUTORY AUDITORS

                                             Enacted on September 1, 1995
                                             Amended on January 14, 2005

Article 1. (Purpose)

      These Regulations aim at the proper and smooth operation of the Board of Statutory Auditors of the Company in accordance with laws and rules of Japan and the Articles of Incorporation, and conforming to the relevant regulations of the Securities and Exchange Commission of the United States ("SEC").

Article 2. (Organization)

      The Board of Statutory Auditors shall be organized by all the statutory auditors.

Article 3. (Authority)

      The Board of Statutory Auditors shall receive reports and discuss or make resolutions on important issues concerning the audits.

Article 4. (Meetings)

      The Meetings of the Board of Statutory Auditors shall in principal be held once every month; provided, however, extraordinary Meetings may be held whenever necessary.

Article 5. (Convener and Chairman)

      The chairperson of the Board of Statutory Auditors shall be elected by voting among statutory auditors.

2. The chairperson shall convene and preside over meetings of the Board of Statutory Auditors and perform other duties entrusted to the chairperson by the Board of Statutory Auditors, subject to each statutory auditor's exercise of his/her own powers.

Article 6. (Notice of Convocation)

      A notice of the convocation of a Meeting of the Board of Statutory Auditors shall be dispatched to each statutory auditor at least three (3) days prior to the date set for each meeting; provided, however, that this period may be shortened in case of urgent need.

2. A Meeting of the Board of Statutory Auditors may be held without the convocation procedures upon the unanimous consent of all statutory auditors.

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Article 7. (Method of Resolution)

A decision by the Board of Statutory Auditors shall be made by a majority vote of all of the statutory auditors, except for a decision on the dismissal of the independent account auditor provided for in Article 13.2 and the approval of the Board of Statutory Auditors provided for in Article 15.

2. Any decision shall be made by deliberation based on thorough information.

Article 8. (Matters Requiring Resolutions)

      Audit policies, plans, methods and allotment of duties shall be decided by the Board of Statutory Auditors.

2. Other matters deemed necessary to conduct audit business, including but not limited to engagement of advisers and budgets for audit expenses , may be decided by the Board of Statutory Auditors.

Article 9. (Regular Meetings with the Representative Directors, etc.)

      The Board of Statutory Auditors shall hold meetings with the representative directors on a regular basis to keep up-to-date with any issues to be addressed by the company, the status of development of the environment for audits, priority audit items, and any other relevant matters, and shall endeavor to deepen their mutual understanding and trust with the representative directors.

2. The Board of Statutory Auditors shall explain its audit policies, audit plan, the status of audits and the results of audits to the representative directors and the board of directors.

3. In addition to the requirement set forth in applicable law, the Board of Statutory Auditors shall determine the matters to be reported to the Board of Statutory Auditors on prior consultation with the directors.

Article10. (Matters to be Reported by the Statutory auditors)

      Statutory auditors shall report the progress of their executed business as necessary and whenever requested by the Board of Directors.

2. Statutory auditors, who received a report from a director, an independent account auditor , an internal auditor or others, shall report the matters to the Board of Statutory Auditors.

3. The Board of Statutory Auditors shall request independent account auditors, directors, internal auditors or others to report on an as needed basis with regard to the auditing matters.

Article 11. (Reports from Director or Independent Account Auditor)

      The Board of Statutory Auditors shall conduct any necessary investigation, and take any necessary measures, including without limitation providing suggestions or recommendations to the directors when it receives a report on the matters enumerated below.

      1) When the Board receives a report from a director that he has found an act which is anticipated to cause serious damage to the company.

      2) When the Board receives a report from an independent account auditor that he had found an unjust act or material fact in violation of laws and rules, or the Articles of Incorporation in relation to the execution of director's duties.

      3) When the Board receives a report from a director or an employee with regard to the matters determined on prior consultation with the directors.

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Article 12. (Audit Report)

      The Board of Statutory Auditors shall receive accounting documents from the directors and audit reports from independent account auditors. The full-time statutory auditor may be designated as the recipient of the documents aforementioned.

2. The Board of Statutory Auditors shall receive reports on matters stated in the audit reports made by independent account auditors and shall discuss and make its own audit reports.

3. An additional note shall be appended to the audit report of the Board of Statutory Auditors, when a statutory auditor states a different opinion.

4. The audit report of the Board of Statutory Auditors shall be signed and sealed by each statutory auditor and each full-time statutory auditor shall make a record to that effect.

Article 13. (Resolutions on the Appointment, Rejection of Reappointment or Dismissal of Independent Account Auditors)

The following matters concerning the appointment, rejection of reappointment and dismissal of the independent account auditors shall be resolved by the Board of Statutory Auditors.

      1) Approval of the proposal, on appointment, rejection of reappointment, dismissal of the independent account auditors, to be submitted to the shareholders' Meetings.

      2) Request to place the agenda of appointment, rejection of reappointment and dismissal of the independent account auditors to the Shareholders' Meetings.

      3) Request for submission of the proposal on appointment, rejection of reappointment or dismissal of independent account auditors to the Shareholders' Meetings.

      4) Appointment of a person to temporarily execute the business of the independent account auditor in case of vacancy in the position of independent account auditors.

2. The Board of Statutory Auditors shall, upon unanimous consent of all statutory auditors, dismiss an independent account auditor subject to a cause of dismissal provided by law. In this case, an statutory auditor appointed by the Board of Statutory Auditors shall explain the dismissal and its cause at the first Shareholders' Meeting to be held after the dismissal.

Article 14. (Right to Approve or Demand Proposals regarding Election of Statutory Auditors)

The following decisions regarding an election of statutory auditors shall be made by resolution of the Board of Statutory Auditors:

      1) Approval of a proposal for an election of statutory auditors to be presented to a general meeting of shareholders;

      2) Demand for an election of statutory auditors to be included in the agenda of a general meeting of shareholders; or

      3) Demand for an election of statutory auditors to be proposed to a general meeting of shareholders.

Article 15. (Approval of the Board of Statutory Auditors)

Approval of the following proposals, etc., by the Board of Statutory Auditors shall require the unanimous consent of the Board of Statutory Auditors:

      1) Releasing directors from liabilities, which will be proposed to a general meeting of shareholders;

      2) Amending the Articles of Incorporation to allow directors to be released from liabilities by resolution of the Board of Directors;

      3) Releasing directors from liabilities, which will be proposed to a meeting of the Board of Directors pursuant to

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      the provision in the Articles of Incorporation;

      4) Amending the Articles of Incorporation to authorize to enter into limited liability agreements with outside directors; or

      5) Participating in lawsuits in order for the Company to provide support for directors.

Article 16. (Consultation regarding Exercise of Rights by Statutory Auditors)

Statutory Auditors may engage in prior consultation with the Board of Statutory Auditors regarding the exercise of their rights or the performance of their duties with respect to the following matters:

      1) Response to a written inquiry made to the Statutory Auditor by a shareholder prior to a general meeting of shareholders;

      2) Reporting to the Board of Directors, or a demand that the Board of Directors convene a meeting of the Board of Directors, etc.;

      3) Expression of opinions on the proposals, documents and other materials to be presented at a general meeting of shareholders;

      4) Demand for injunctive relief for the unlawful conduct of director(s);

      5) Expression of opinions at a general meeting of shareholders regarding the election, dismissal, resignation and remuneration of statutory auditor(s);

      6) Matters concerning lawsuits between the Company and director(s); and

      7) Any other matters concerning the filing of a lawsuit, etc.

Article 17. (Discussion on the Mutual Voting Election and Remuneration of Full-time and Permanent Statutory auditors)

      The Board of Statutory Auditors shall make resolutions by unanimous consent of all statutory auditors on the mutual voting election and remuneration of the full-time statutory auditor.

Article 18. (Authority of the Board of Statutory Auditors under the U.S. law)

In accordance with the regulations, etc. of the SEC, the Board of Statutory Auditors shall have the authority mentioned below:

      (1) to establish procedure for the receipt, retention and treatment of complains received by the Company

      (2) to engage independent counsel and other advisers necessary to carry out duties of the Board of Statutory Auditors

      (3) to be allocated budgets necessary to carry out duties of the Board of Statutory Auditors

      (4) for the appointment, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, to the extent permitted by laws of Japan.

      (5) to grant approval, regarding the services provided by the accounting auditor registered with the Public Company Accounting Oversight Board ("PCAOB"), pursuant to the "Prior Approval Policies for Audit and Non-Audit Services" to be separately prescribed.

Article 19. (Minutes)

      The outline of the proceedings of the meetings of the Board of Statutory Auditors and the results thereof shall be recorded in writing or electronically in the minutes of the Board of Statutory Auditors, and the statutory auditors present at the meeting shall affix their names and seal impressions thereto or electronically sign such minutes.

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2. The minutes of the proceeding paragraph shall be maintained for ten years.

Article 20. (Administration Office)

      Auditors Office shall be placed in the Board of Statutory Auditors and administrate the operation of the Board of Statutory Auditors.

Article 21 (Auditing Standards)

      Matters concerning operation of meetings of the Board of Statutory Auditors, etc. shall be governed by laws and rules, the Articles of Incorporation, these regulations and auditing standards prescribed by the Board of Statutory Auditors.

Article 22. (Amendment and Abolition)

      Any amendment and abolition of these regulations shall be subject to the resolution of the Board of the Statutory Auditors , provided that Article 18 shall be subject to the both resolution of the Board of the Statutory Auditors and the Board of Directors.

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